Exhibit 99.1
Motorola Announces Revised Guidance for First Quarter and Actions to Improve Profitability and Shareholder Value
Greg Brown Appointed President and Chief Operating Officer
Thomas J. Meredith Appointed Acting Chief Financial Officer
Accelerates Repurchase of $2.0 Billion of Common Stock; Increases Existing Share Repurchase Program to $7.5 Billion
SCHAUMBURG, Ill. — 21 March 2007 — Motorola, Inc. (NYSE: MOT) today revised its previously announced first quarter 2007 guidance and provided a revised perspective on the full year. The first quarter revision was prompted by lower than anticipated sales and operating earnings at the company’s Mobile Devices business. Motorola’s Network & Enterprise and Connected Home Solutions businesses continue to perform in line with the company’s expectations.
The company also announced a series of actions designed to improve execution, drive profitable growth and enhance shareholder value. Today’s announcements include:
•	Steps to strengthen the performance of the Mobile Devices business
•	Appointment of Greg Brown to President and Chief Operating Officer, effective immediately
•	Appointment of Thomas J. Meredith to acting Chief Financial Officer, effective April 1, and the retirement of David Devonshire
•	Accelerated repurchase of $2.0 billion of common stock
•	Increased existing share repurchase program to $7.5 billion
“Performance in our Mobile Devices business continues to be unacceptable, and we are committed to restoring its profitability,” said Edward J. Zander, Chairman and Chief Executive Officer of Motorola. “After a further review following the leadership change in our Mobile Devices business, we now recognize that returning the business to acceptable performance will take more time and greater effort.”
“The steps we are announcing today will enable Motorola to perform better for our shareholders, customers, partners and employees. I am confident Motorola has the right assets, brand and intellectual property, as well as a strong heritage of innovation and a strong balance sheet — all of which we will draw upon in the coming months.” added Zander.
“Motorola has a proven track record of returning capital to shareholders and we regularly review the company’s capital allocation strategy. Today’s announcement to accelerate $2.0 billion of share repurchases and increase the size of our current share repurchase program to $7.5 billion demonstrates our ongoing efforts to deliver superior shareholder value,” said Zander.
Revised First Quarter 2007 Guidance
Motorola now expects sales for the first quarter of 2007 to be in the range of $9.2 to $9.3 billion. First quarter GAAP results are expected to be a loss in the range of $0.07 to $0.09 per share, including charges of approximately $0.09 from the items highlighted below.
The estimated loss on a GAAP basis includes acquisition-related charges and in-process R&D expenses associated with the acquisitions of Symbol Technologies, Good Technology and Netopia, totaling approximately $0.06 per share. Also included are business reorganization charges of approximately $0.03 per share related to the previously announced workforce reduction of approximately 3,500. Additional charges for this reduction in force will be recorded in subsequent quarters.
The revised guidance is attributable to lower than anticipated sales and operating earnings in the Mobile Devices business due to lower overall unit volumes, a difficult pricing environment, particularly for low-tier products and a limited 3G product portfolio. The Mobile Devices business expects to report an operating loss for the first quarter of 2007.
The lower volume is due largely to a shift in the Mobile Devices business to focus on long-term gross margin improvement rather than focusing primarily on market share growth. In emerging markets, particularly India, Africa and South Asia, competitors lowered prices at a faster rate than anticipated. Given the renewed focus on gross margin improvement, the company chose not to match prices in all instances. The company noted that the business continues to show strength in the Americas and North Asia.
Motorola’s first quarter 2007 results are scheduled to be announced on April 18.
Full Year 2007 Perspective
For the full year 2007, Motorola currently expects overall sales, profitability and operating cash flow to be substantially below prior guidance. The company expects to be profitable for the full year and also to generate positive operating cash flow. The company expects the Mobile Devices business to incur an operating loss in the first quarter, and to experience a gradual recovery in the second half and be profitable for the full year.
The company reaffirmed its previously stated guidance for the Networks & Enterprise and Connected Home Solutions businesses. For the Networks & Enterprise business, Motorola expects mid-teen annual revenue growth and double-digit operating margins.

For the Connected Home Solutions business, Motorola expects sales growth to exceed market growth and operating earnings to increase as compared to full year 2006.
Action Steps
Motorola is committed to improving the financial performance of the Mobile Devices business by pursuing market segments and product tiers that demonstrate the best opportunity for high gross margins and meaningful profitability. In this regard, the company is focused on steps to reduce cost and improve consumer experiences, including:
•	Deploying open standards Linux/Java™ software across mid- and high-tier devices to enhance the experiences available on handsets
•	Accelerating a more cost-competitive silicon strategy
•	Shifting the marketing approach to include experience as well as design as a product value proposition
•	Introducing new feature-rich products that deliver compelling mobile experiences
•	Simplifying platform and product portfolio while transitioning out of legacy platforms
•	Improving product design processes to achieve competitive price points
The company will continue to make necessary adjustments to its cost structure in line with its revised revenue expectations without compromising key future growth areas such as WiMAX, enterprise mobility and IPTV.
Organizational Changes
Motorola today announced that Greg Brown, President of the company’s Networks and Enterprise business has been named President and Chief Operating Officer of Motorola, effective immediately. Brown will be responsible for overseeing Motorola’s Mobile Devices, Networks and Enterprise, Connected Home Solutions businesses and supply-chain operations.
In addition, the company announced it has named Thomas J. Meredith as acting Chief Financial Officer, effective April 1, 2007. David Devonshire, Executive Vice President and CFO will retire as CFO, effective April 1, 2007. He will continue with the company to ensure a smooth transition.
Accelerated Share Repurchase and Increasing Existing Share Repurchase
Motorola today accelerated the repurchase of $2.0 billion of common stock under its existing $4.5 billion, 36-month share repurchase program commenced in July 2006. Concurrently, Motorola increased the aggregate size of the share repurchase program to $7.5 billion to be completed over the same time period.

Motorola is committed to returning capital to shareholders, as evidenced by:
•	The company’s first-ever stock repurchase program totaling $4.0 billion, which was commenced in May 2005 and completed in only 14 months in July 2006
•	The announcement in July 2006 of the immediate commencement of a new $4.5 billion, 36-month share repurchase program
•	As announced today, the accelerated repurchase of $2.0 billion of common stock
•	As announced today, the increase in aggregate size of the current share repurchase program to $7.5 billion
•	The increase of the company’s dividend by 25 percent in May 2006.
Upon the completion of the accelerated repurchase program announced today, Motorola will have repurchased a total of approximately $7.0 billion of the $11.5 billion in share repurchases authorized since May 2005.
Under the accelerated share repurchase agreement, Motorola will immediately pay $2.0 billion from available cash on hand and will receive a substantial majority of the shares to be delivered under the agreement. The specific number of shares to be repurchased is generally based on the volume-weighted average share price of the company’s common shares during the term of the accelerated share repurchase agreement, subject to collar provisions that establish the minimum and maximum numbers of shares. The company expects final delivery of any additional shares before the end of 2007, although in certain circumstances the completion date may be shortened or extended. All of the repurchased shares will be retired.
Motorola expects to repurchase the remaining $4.5 billion of shares authorized under the expanded $7.5 billion share repurchase program from time to time for cash in open market transactions or in privately negotiated transactions in accordance with applicable federal securities laws. The timing and amount of the repurchases will be determined by the company’s management based on their evaluation of market conditions, share price and other factors. The share repurchase program may be suspended or discontinued at any time.
Conference Call and Webcast
Motorola will host a conference call at 5:30 p.m. Eastern Time (USA) today, March 21, 2007 to discuss today’s announcements. To access the call, please dial 866-406-5369 (US) or 973-582-2847 (international). Please dial in 15 minutes prior to the start of the call. The conference call will also be webcast live at www.motorola.com/investor.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 Company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our Company, our people and our innovations, please visit http://www.motorola.com.
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to: (1) estimated guidance ranges for Motorola’s sales and GAAP earnings in the first quarter of 2007, (2) estimated operating earnings and financial performance of the Mobile Devices business in the first quarter of 2007, (3) estimated charges relating to highlighted items in the first quarter of 2007, (4) the expected impact of proposed actions to improve profitability and increase shareholder value, (5) current perspectives regarding the financial performance of Motorola and each of its business segments for the full year 2007, and (6) expected purchases under the company’s stock repurchase program.
Each of these estimates and statements are based on very preliminary information about the first quarter of 2007. The Company has not completed its quarter and actual results could differ from these preliminary estimates.
In general, the Company’s financial and operating results are impacted by the risk factors below, as well as those on pages 16 through 24 in Item 1A of Motorola’s 2006 Annual Report on Form 10-K and in its other SEC filings, which could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events, or otherwise. Factors that may impact forward-looking statements include, but are not limited to: (1) the company’s actual financial performance through the end of the first quarter; (2) the company’s ability to increase profitability in its wireless handset business; (3) the level of demand for the company’s products, including products related to new technologies; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) the company’s ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (6) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (8) unexpected negative consequences from the integration of newly acquired businesses, including the integration of Symbol Technologies, Good Technology and Netopia; (9) risks related to dependence on certain key suppliers; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the company’s high volume of manufacturing and sales in Asia; (12) variability in income generated from licensing the company’s intellectual property; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation, including without limitation any relating to the Iridium project; (14) the timing and levels at which design wins become actual orders and sales; (15) the impact of foreign currency fluctuations; (16) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (17) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) unforeseen negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
While Motorola does not believe that this communication constitutes solicitation material in respect of Motorola’s solicitation of proxies in connection with its 2007 Annual Stockholders Meeting, this communication may be deemed to be solicitation material.
In connection with the solicitation of proxies, Motorola has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on March 15, 2007 (the “Proxy Statement”). THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT MOTOROLA AND THE 2007 ANNUAL STOCKHOLDERS MEETING. MOTOROLA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.
On March 19, 2007, Motorola began the process of mailing the Proxy Statement, together with a WHITE proxy card. Stockholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Motorola through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Motorola by contacting Investor Relations in writing at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196; or by phone at 1-800-262-8509; or by email at investors@motorola.com. The Proxy Statement is also available on Motorola’s website at www.motorola.com/investor. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested contacting our proxy solicitor, D.F. King & Co. Inc. by phone toll-free at 1-800-488-8095.
Motorola and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2007 Annual Stockholders Meeting. You can find information about Motorola’s executive officers and directors in the Proxy Statement.
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Media Contact:
Paul Alfieri
Motorola, Inc.
+1-847-435-5320
paul.alfieri@motorola.com
Jennifer Erickson
Motorola, Inc.
+1-847-772-1217
Jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1-847-576-6899
dean.lindroth@motorola.com
MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark Office. All other product or service names are the property of their respective owners. © Motorola, Inc. 2007. All rights reserved.